Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of FirstEnergy Pennsylvania Electric Company of our report dated September 1, 2026, relating to the financial statements of FirstEnergy Pennsylvania Electric Company, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio

September 1, 2026